Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-196762, 333-207742, 333-211057, 333-216057, 333-219616, 333-222727 and 333-229621 on Form S-8 of our report dated February 12, 2019, relating to the consolidated financial statements of MobileIron, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K of MobileIron, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

February 22, 2019